As filed with the Securities and Exchange Commission on August 16, 2000
                                                          Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                ----------------

                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.

             (Exact name of registrant as specified in its charter)

          NEW YORK                                              13-3097642
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                 7201 WISCONSIN AVENUE, BETHESDA, MARYLAND 20814
                    (Address of Principal Executive Offices)

                             1994 STOCK OPTION PLAN

                            (Full title of the plans)

                          ROBERT C. GOODWIN, JR., ESQ.
                 EXECUTIVE VICE PRESIDENT OPERATIONS, TREASURER,
                     ASSISTANT SECRETARY AND GENERAL COUNSEL
                      U.S.-CHINA INDUSTRIAL EXCHANGE, INC.
                 7201 WISCONSIN AVENUE, BETHESDA, MARYLAND 20814
                                 (301) 215-7777

 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                               GARY J. SIMON, ESQ.
                                PARKER CHAPIN LLP
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 704-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.

                         CALCULATION OF REGISTRATION FEE

============================================ ================ ======================= ======================= ================

                                                                     Proposed                Proposed

     Title of each class of Securities          Amount to            Maximum                  Maximum            Amount of
             to be Registered                 be Registered       Offering Price            Aggregate          Registration
                                                   (1)              Per Share             Offering Price            Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share            7,893           $   10.5625 (2)           $   83,370           $   22
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share           54,607           $      12.83 (3)          $  700,608           $  185
------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there also shall be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1994 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c) and (h), the average of the bid and asked prices per share of the registrant's Common Stock on the Nasdaq Stock Market on August 15, 2000 with respect to 7,893 shares subject to future grants under the 1994 Stock Option Plan.

(3) Represents a weighted average exercise price of $12.83 per share of shares underlying outstanding stock options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

               The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (the "Annual Report") as amended by Form 10-KSB/A, and the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000 heretofore filed by the Company with the Securities and Exchange Commission (File No. 0-24624) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed on August 3, 1994 under the 1934 Act, including any amendment or report filed for the purpose of updating such description, are incorporated herein by reference.

               All documents filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

  ITEM 4.      DESCRIPTION OF SECURITIES.

               Not Applicable.

  ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not Applicable.

  ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

             Article Seventh of the Company's Certificate of Incorporation provides, in general, that the Company may indemnify, to the fullest extent permitted by applicable law, every person threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was an officer or director or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, business, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such suit or proceeding. Article Seventh of the Certificate of Incorporation also provides that the Company may indemnify and advance expenses to those persons as authorized by resolutions of a majority of the Board of Directors or shareholders, agreement, directors' or officers' liability insurance policies, or any other form of indemnification agreement.

             In accordance with that provision of the Certificate of Incorporation, the Company shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the Company's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred as a result of such action or proceeding. Indemnification would not be available under Article Seventh of the Certificate of Incorporation if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Article Seventh of the Certificate of Incorporation further stipulates that the rights granted therein are contractual in nature.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             Not Applicable.

ITEM 8.    EXHIBITS.

Exhibit
Number            Description
------            ------------

5.1 Opinion of Parker Chapin LLP, as to the legality of the common stock being offered.
23.1 Consent of Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).
23.2              Consent of Ernst & Young LLP.
24.1 Power of attorney of certain officers and directors of the registrant (contained in the signature page).
99.1              1994 Stock Option Plan.

ITEM 9.    UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 16th day of August, 2000.

                                         U.S.-China Industrial Exchange, Inc.


                                         By:  /s/ Roberta Lipson
                                              -------------------------------
                                              Roberta Lipson
                                              Chairperson of the Board, Chief
                                              Executive Officer and President

                                POWER OF ATTORNEY

         The undersigned directors and officers of U.S.-China Industrial Exchange, Inc. hereby constitute and appoint Roberta Lipson and Lawrence Pemble, and each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                 Title                                  Date

    /s/ Roberta Lipson                    Chairperson of the Board,               August 16, 2000
---------------------------------------   Chief Executive Officer,
    Roberta Lipson                        President and Director


    /s/ Lawrence Pemble                   Executive Vice President                August 16, 2000
---------------------------------------   Finance and Business
    Lawrence Pemble                       Development and Director
                                          (Principal Financial Officer)

    /s/ Robert C. Goodwin, Jr.            Executive Vice President                August 16, 2000
---------------------------------------   Operations, Treasurer, Assistant
    Robert C. Goodwin, Jr.                Secretary, General Counsel and
                                          Director



                                      II-5


    /s/ A. Kenneth Nilsson                Director                                August 1, 2000
---------------------------------------
    A. Kenneth Nilsson

    /s/ Julius Y. Oestreicher             Director                                August 7, 2000
---------------------------------------
    Julius Y. Oestreicher

    /s/ Ronald Zilkowski                  Senior Vice President                   August 1, 2000
---------------------------------------   Finance and Controller
    Ronald Zilkowski


                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

5.1 Opinion of Parker Chapin LLP, as to the legality of the common stock being offered.
23.1 Consent of Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).
23.2              Consent of Ernst & Young LLP.
24.1 Power of attorney of certain officers and directors of the registrant (contained in the signature page).
99.1              1994 Stock Option Plan.


                                      E-1